Exhibit 16.1

August 9, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by TCV Acquisition Corp. under Item 4.01 of its Form 8-K dated August 6, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to   agree   or   disagree   with   other   statements   of   TCV Acquisition Corp. contained therein.

Very truly yours,

Marcum LLP